                                                                  EXHIBIT NO. 3

                           CERTIFICATE OF ADOPTION
                                      OF
                                 1995 AMENDED
                          ARTICLES OF INCORPORATION
                                      OF
                        FABRI-CENTERS OF AMERICA, INC.


             Alan Rosskamm, Chairman of the Board, and Betty Rosskamm, Secretary of Fabri-Centers of America, Inc., an Ohio corporation (the "Company"), hereby certify that the following 1995 Amended Articles of Incorporation (the "Amended Articles"), which only consolidates the current articles with all previously adopted amendments and eliminates from the Amended Articles all references to the change of the Common Shares to Class A Common Shares and Class B Common Shares, was unanimously adopted at a meeting of the Board of Directors of the Company duly called and held on August 2, 1995 at which a quorum was present:

                               "RESOLVED, that, pursuant to Sections
                     1701.70(B)(4) and 1701.72(B) of the General Corporation Law of the State of Ohio, the 1995 Amended Articles of Incorporation of Company (the "Amended Articles"), in the form presented to this Board of Directors, which consolidates the Company's 1992 Amended Articles of Incorporation with the Recapitalization Amendment and eliminates references to the change in the existing Common Shares, hereby is approved and adopted, and the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary of the Company, and each of them, hereby are authorized to execute, for and on behalf of the Company, the Amended Articles and to cause the same to be filed with the Secretary of State of the State of Ohio following the filing of the Recapitalization Amendment."

The Amended Articles were adopted by the Board of Directors pursuant to Sections 1701.70(B)(4) and 1701.72(B) of the Ohio General Corporation Law. A copy of the Amended Articles are attached to this Certificate as Exhibit A.
                                                                 ---------

             IN WITNESS WHEREOF, Alan Rosskamm, Chairman of the Board, and Betty Rosskamm, Secretary, of the Company have signed their names on this 2nd day of August, 1995.


                                                  /s/ Alan Rosskamm
                                                  --------------------------
                                                  Alan Rosskamm, Chairman
                                                  of the Board


                                                   /s/ Betty Rosskamm
                                                   -------------------------
                                                   Betty Rosskamm, Secretary

                                                                      EXHIBIT A

                                     1995
                      AMENDED ARTICLES OF INCORPORATION
                                      OF
                        FABRI-CENTERS OF AMERICA, INC.


                     FIRST: The name of the Corporation is FABRI-CENTERS OF AMERICA, INC.

                     SECOND: The place in the State of Ohio where its principal office is located is the Village of Hudson, County of Summit.

                     THIRD: The purposes for which, and for any of which, it is formed are:

         a) To carry on the business of dealing in fabrics and in connection therewith to buy and sell, at wholesale or retail, import, export, manufacture, weave, produce, repair, adapt, prepare, use and otherwise deal in, rubber, cotton, wool, silk, flax, glass, synthetic and all other fibrous materials, goods and fabrics, and in goods and fabrics into which rubber, cotton, wool, silk, flax, glass, synthetic or any fibrous material enters as a component part.

         b) To develop, manufacture, repair, treat, finish, buy, sell, and generally deal in, in every manner, materials, articles and products of every kind and description, and to do all things necessary or incidental thereto, including owning, holding and dealing in, in every manner, all real and personal property necessary or incidental to the foregoing purposes.

         c) In general to carry on any other lawful business whatsoever in connection with the business of the Corporation or which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties, and to have and exercise all rights, powers and privileges which are now or may hereafter be conferred upon corporations by the laws of Ohio.

                     The Corporation reserves the right at any time and from time to time to change substantially its purposes in any manner now or hereafter permitted by statute.

                     FOURTH: The authorized number of shares of the Corporation is 155,000,000, consisting of 5,000,000 shares of Serial Preferred Stock without par value ("Serial Preferred Shares"), 75,000,000 Class A Common Shares without par value ("Class A Shares") and 75,000,000 Class B Common Shares without par value ("Class B Shares" and together with the Class A Shares, the "Common Stock"). The shares of each class shall have the express terms set forth in this Article Fourth.

DIVISION A:  Express Terms of Serial Preferred Shares
             ----------------------------------------
                     1. The Serial Preferred Shares may be issued from time to time in one or more series. Each Serial Preferred Share of any one series shall be identical with each other share of the same series in all respects, except as to the date from which dividends thereon shall be cumulative by reason of different dates of issuance; and all Serial Preferred Shares of all series shall rank equally and shall be identical, except in respect of the terms that may be fixed by the Board of Directors as hereinafter provided. Subject to the provisions of Sections 2 through 7 of this Division A, which provisions shall apply to all Serial Preferred Shares of all series, the Board of Directors is hereby authorized to cause Serial Preferred Shares to be issued in one or more series and with respect to each such series, prior to the issuance thereof, to fix:

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                     (a)  The designation of the series, which may be by
distinguishing number, letter or title.

                     (b) The number of shares of the series, which number the Board of Directors may increase or decrease, except where otherwise provided in the creation of the series.

                     (c)  The dividend rate of the series.

                     (d) The dates on which dividends, if declared, shall be payable and the dates from which dividends shall be cumulative.

                     (e) The redemption rights and price or prices, if any, for shares of the series.

                     (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                     (g) Whether the shares of the series shall be convertible into Class A Shares and/or Class B Shares and, if so, the conversion rate or rates or price or prices and the adjustments thereof, if any, and all other terms and conditions upon which conversions may be made.

                     (h) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                     (i)Restrictions (in addition to those set forth in Sections 6(b) and 6(c) of this Division A) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation or Amended Articles of Incorporation of the Corporation fixing, with respect to each such series, the matters specified in clauses (a) through (i) of this Section 1.

                     2. The holders of Serial Preferred Shares of each series, in preference to the holders of Common Stock and any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive, out of any funds legally available and when and as declared by the Board of Directors, cash dividends at the rate (and no more) for such series fixed in accordance with the provisions of Section 1 of this Division A, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared and set apart for any of the Serial Preferred Shares for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be declared and paid or a sum sufficient for payment thereof set apart for the Serial Preferred Shares of all series.

                     3. So long as any Serial Preferred Shares are outstanding, no dividend (except a dividend payable in Class A Shares or Class B Shares or in other shares of the Corporation ranking junior to the Serial Preferred Shares) shall be paid or declared or any distribution be made (except as aforesaid) in respect of the Class A Shares or Class B Shares or in respect of other shares of the Corporation ranking junior to the Serial Preferred Shares, nor shall any Class A Shares or Class B Shares or any other shares of the Corporation ranking junior to the Serial Preferred Shares be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Class A Shares or Class B Shares or other shares of the Corporation ranking junior to the Serial Preferred Shares received by the Corporation subsequent to January 28, 1984),

                     (a) unless all accrued and unpaid dividends on the Serial Preferred Shares of all series, including the full dividends for the current quarterly dividend period, shall have been declared and

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         paid or a sum sufficient for payment thereof set apart, and

                     (b) unless redemption of Serial Preferred Shares of any series shall have been effected from, and any required payment shall have been made into, any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division A.

                     4. (a) Subject to the express terms of each series and to the provisions of Section 6(b)(iii) of this Division A, the Corporation (i) may from time to time redeem all or any part of the Serial Preferred Shares of any series at the time outstanding at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division A, or (ii) shall from time to time make such redemptions of the Serial Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division A, together, in each case, with accrued and unpaid dividends to the redemption date.

                         (b)  Notice of every redemption shall be mailed by
first class mail, postage prepaid, to the holders of record of the Serial Preferred Shares to be redeemed, at their respective addresses then appearing on the books of the Corporation, not less than 30 or more than 60 days prior to the date fixed for redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the Serial Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $50,000,000, named in such notice, directed to be paid to the respective holders of the Serial Preferred Shares to be redeemed, in amounts equal to the redemption price of all Serial Preferred Shares so to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, upon surrender of the share certificate or certificates held by such holders, and upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no claim against the Corporation or privileges with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired rights of conversion. In case less than all of the outstanding Serial Preferred Shares of any series are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors. If the holders of Serial Preferred Shares that shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption of their shares, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                         (c)  Any Serial Preferred Shares that are redeemed by
the Corporation pursuant to the provisions of this Section 4 of this Division A and any Serial Preferred Shares that are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any Serial Preferred Shares that are converted in accordance with their express terms shall be cancelled and not reissued. Any Serial Preferred Shares otherwise acquired by the Corporation shall be restored to the status of authorized and unissued Serial Preferred Shares without serial designation.

                     5. (a) The holders of Serial Preferred Shares of any series shall, in case of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full, out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Class A Shares or Class B Shares or any other shares ranking junior to the Serial Preferred Shares, the amounts fixed with respect to shares of any such series in accordance with Section 1 of this Division A, plus in any such event an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Serial Preferred

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Shares of all series of the full preferential amount to which the holders thereof are respectively entitled, then such net assets shall be distributed ratably upon outstanding Serial Preferred Shares of all series in proportion to the full preferential amount to which the holder of each such share is entitled. After payment to holders of Serial Preferred Shares of the full preferential amounts as aforesaid, holders of Serial Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

                         (b)  The merger or consolidation of the Corporation
into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 5 of this Division A.

                     6. (a) The holders of Serial Preferred Shares of all series shall be entitled to one vote for each such share upon all matters presented to shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Shares of all series and the holders of Class A Shares shall vote together as one class on all matters. If, and as often as, the Corporation shall be in default in the payment of the equivalent of six quarterly dividends (whether or not consecutive) on any series of Serial Preferred Shares at any time outstanding, whether or not earned or declared, the holders of Serial Preferred Shares of all series voting separately as a class and in addition to all other rights to vote for Directors shall thereafter be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the special class voting rights provided for herein, when the same shall have become vested, shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this Section 6(a). In the event of default entitling the holders of Serial Preferred Shares to elect two Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect Directors, the holders of not less than one-third of the outstanding Serial Preferred Shares of all series, present in person or by proxy, shall be sufficient to constitute a quorum and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be a quorum shall be sufficient to elect the members of the Board of Directors that the holders of Serial Preferred Shares are entitled to elect as herein-before provided. The two Directors who may be elected by the holders of Serial Preferred Shares pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or required the resignation of any Directors elected otherwise than pursuant to such provisions.

                     (b) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding Serial Preferred Shares of all series, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Shares of all series shall vote separately as a class, shall be necessary to effect any one or more of the following (but, insofar as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote or consent):

                     (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation that affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; provided, however, that for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation of the Corporation to authorize, or to increase the authorized or outstanding number of, Serial Preferred Shares or of any

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         shares of any class ranking on a parity with or junior to the Serial
         Preferred Shares, nor the increase by the shareholders or Board of Directors pursuant to the Regulations of the number of Directors of the corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided further that, if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all then outstanding series of Serial Preferred Shares, only the affirmative vote or consent of the holders of at least two-thirds of the number of the then outstanding shares of the series so affected shall be required;

                     (ii) The authorization, or the increase in the authorized number, of shares of any class ranking prior to the Serial Preferred Shares; or

                     (iii) The purchase or redemption (whether for sinking fund purposes or otherwise) of less than all the then outstanding Serial Preferred Shares except in accordance with a purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends on all Serial Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefore set apart and all accrued sinking fund obligations applicable to all Serial Preferred Shares shall have been complied with.

                     (c) The affirmative vote or consent of the holders of at least a majority of the then outstanding Serial Preferred Shares of all series, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Shares of all series shall vote separately as a class, shall be necessary (but insofar as the holders of Serial Preferred Shares are concerned, such action may be effected with such affirmative vote or consent) to authorize any shares ranking on a parity with the Serial Preferred Shares or an increase in the authorized number of Serial Preferred Shares.

                     7.  For the purposes of this Division A:

                               (a)  Whenever reference is made to shares
         "ranking prior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Serial Preferred Shares.

                               (b) Whenever reference is made to shares "on a parity with the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank on an equality with the rights of the holders of Serial preferred Shares.

                               (c)  Whenever reference is made to shares
         "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation other than those defined under clauses (a) and (b) of this Section 7 as shares "ranking prior to" or "on a parity with" the Serial Preferred Shares.


DIVISION B:  Express Terms of Class A Shares and Class B Shares.
             --------------------------------------------------
                     1. GENERAL. The Class A Shares and Class B Shares shall be subject to the express terms of the Serial Preferred Shares and any series thereof. The powers, preferences and rights of the Class A Shares and Class B Shares and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in these Amended Articles of Incorporation.

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                     2.        VOTING.

                               a. Each shareholder of the Corporation shall be entitled to one vote for each Class A Share standing in such shareholder's name on the books of the Corporation on all matters presented to shareholders for their vote, consent, waiver, release or other action.

                               b. The holders of Class B Shares shall not be entitled to vote on any matter submitted to shareholders for their vote, consent, waiver, release or other action except as otherwise required by law.

                     3. DIVIDENDS AND DISTRIBUTIONS. Dividends and distributions may be declared and paid to the holders of Class A Shares and Class B Shares in cash, property, or other securities of the Corporation (including shares of any class whether or not shares of such class are already outstanding) out of funds legally available therefore. Each Class A Share and each Class B Share shall have identical rights with respect to dividends and distributions subject to the following:

                               a.  subject to Section 4 of Division B of
                     Article Fourth, at the discretion of the Board of Directors, a dividend or distribution in cash or property on a Class B Share may be greater (but not less) than any dividend or distributions in cash or property on a Class A Share;
                               b. a dividend or distribution in shares of the Corporation on Class A Shares may be paid or made in Class A Shares or Class B Shares; and

                               c. a dividend or distribution in shares of the Corporation on Class B Shares may be paid or made only in Class B Shares.

                     4. MERGER, CONSOLIDATION, COMBINATION OR DISSOLUTION OF THE CORPORATION. In the event of merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of dissolution of the Corporation, holders of Class B Shares shall be entitled to receive in respect of each Class B Share the same indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidences of indebtedness, securities, cash, rights or any other property, as holders of Class A Shares shall be entitled to receive in respect to each share, except that any common stock that holders of Class B Shares shall be entitled to receive in any such event may have terms substantially similar to those of the Class B Shares as set forth in this Division B of Article Fourth.

                     5. SPLITS OR COMBINATIONS OF SHARES. If the Corporation shall in any manner split, subdivide or combine the outstanding Class A Shares or Class B Shares, the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

                     6.        CHANGE IN NUMBER OF AUTHORIZED CLASS B SHARES.
The number of authorized Class B Shares may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the aggregate number of outstanding Class A Shares entitled to vote in the election of Directors voting as a single class.

                     7.        CLASS B PROTECTION PROVISIONS.

                     a. If, after the Effective Time, a Person or group, each as defined in Section 7(k) of Division B of this Article Fourth, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding Class A Shares and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of the Class B Shares, all of which Class B Shares must have been acquired by such Significant Shareholder after the Effective Time, such Significant Shareholder must, within a ninety (90) day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional Class B Shares as provided in this Section 7 of Division B of Article Fourth (a "Class B Protection Transaction").

                     b. In each Class B Protection Transaction, the Significant Shareholder must make a public tender offer to acquire that number of additional Class B Shares determined by (i) multiplying the percentage of the number of outstanding Class A Shares beneficially owned and acquired after the Effective Time by such Significant Shareholder by the total number of Class B Shares outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the number of Class B Shares beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Shareholder must acquire all shares validly tendered; or if the number of Class B Shares tendered to the Significant Shareholder exceeds the number of shares required to be acquired pursuant to this Section 7(b), the number of Class B Shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such shareholder bears to the total number of shares tendered by all tendering holders.

                     c. The offer price for any Class B Shares required to be purchased by the Significant Shareholder pursuant to Section 7 of Division B of this Article Fourth shall be the greatest of (i) the highest price per share paid by the Significant Shareholder for any Class A Shares or Class B Shares during the six month period ending on the date such Person or group became a Significant Shareholder (or such shorter period if the date such Person or group became a Significant Shareholder is not more than six months following the Effective Time), (ii) the highest reported sale price of Class A Shares or Class B Shares on the New York Stock Exchange (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the 30 day period preceding such Person or group becoming a Significant Shareholder, and (iii) the highest reported sale price of Class A Shares or Class B Shares on the New York Stock Exchange (or such other securities exchange or quotation system as is then the principal trading market for such shares) on the business day preceding the date the Significant Shareholder makes the tender offer required by this Section 7 of Division B of this Article Fourth. For purposes of Section 7(d) of Division B of this Article Fourth, the applicable date for each calculation required by clauses
(i) and (ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in the Class B Protection Transaction for which such calculation is required. In the event that the Significant Shareholder has acquired Class A Shares or Class B Shares in the six month period ending on the date such Person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per share of Class A Shares shall be as determined in good faith by the Board of Directors.

                     d. A Class B Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of additional Class A Shares in an amount equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of outstanding Class A Shares if such Significant Shareholder does not then own an equal or greater percentage of the Class B Shares (all of which Class B Shares must have been acquired by such Significant Shareholder after the Effective Time). Such Significant Shareholder shall be required to make a public cash tender offer to acquire that number of Class B Shares prescribed by the formula set forth in Section 7(b) of Division B of this Article Fourth, and must acquire all shares validly tendered or a pro rata portion hereof, as specified in such Section 7(b), at the price determined pursuant to Section 7(c) of Division B of this Article Fourth, even if a previous Class B Protection Transaction resulted in fewer Class B Shares being tendered than required in the previous offer.

                     e. If any Significant Shareholder fails to make an offer required by this Section 7 of Division B of this Article Fourth, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Shareholder shall not be entitled to vote any Class A Shares beneficially owned by such Significant Shareholder and acquired by such Significant Shareholder after the Effective Time unless and until such requirements are complied with or unless and until all Class A Shares causing such offer requirement to be effective are no longer beneficially owned by such Significant Shareholder. To the extent that the voting power of any Class A Shares is so suspended, such shares shall not be included in the determination of aggregate voting shares for any purpose under these Amended Articles of Incorporation or the Ohio Revised Code. The requirement to engage in a Class B Protection Transaction is satisfied by the making of the requisite offer and purchasing validly tendered shares pursuant to this Section 7 of Division B of this Article Fourth, even if the number of shares tendered is less than the number of shares included in the required offer.

                     f. The Class B Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Class A Shares resulting solely from a change in the aggregate amount of Class A Shares outstanding, provided that any acquisition after such change which resulted in any Person or group beneficially owning fifteen percent (15%) or more of the number of outstanding Class A Shares (or an additional 5% or more of the number of shares of the Class A Shares after the last acquisition which triggered the requirement for a Class B Protection Transaction) shall be subject to any Class B Protection Transaction requirement that would be imposed pursuant to this
Section 7 of Division B of this Article Fourth.

                     g. In connection with Sections 7(a) through 7(d) of Division B of this Article Fourth, the following Class A Shares shall be excluded for the purpose of determining the Class A Shares beneficially owned by such Person or group but not for the purpose of determining shares outstanding:

                               (i) shares beneficially owned by such Person or group at the Effective Time;

                               (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this
                     Section 7 of Division B of Article Fourth or by foreclosure of a bona fide loan;

                               (iii) shares acquired upon issuance or sale by the Corporation;

                               (iv)  shares acquired by operation of law
                     (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

                               (v)  shares acquired in exchange for Class B
                     Shares by a holder of Class B Shares (or by a parent, lineal descendant or donee of such holder of Class B Shares who received such Class B Shares from such holder) if the Class B Shares so exchanged were acquired by such holder directly from the Corporation as a result of a stock split effected by these Amended Articles of Incorporation at the Effective Time or any subsequent stock split or as a dividend on Class A Shares; and

                               (vi)  shares acquired by a plan of the
                     Corporation qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan.

                     h. In connection with Sections 7(a) through 7(b) of this Division B of Article Fourth, for purposes of calculating the number of shares of Class B Shares beneficially owned by any Persons or group:

                               (i) Class B Shares acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this
                     Section 7 of Division B of this Article Fourth; and

                               (ii)  only Class B Shares owned of record by
                     such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Corporation shall be deemed to be beneficially owned by such Person or group (provided that Class B Shares with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

                     i. All calculations with respect to percentage beneficial ownership of either issued and outstanding Class A Shares or Class B Shares will be based upon the numbers of issued and outstanding shares reflected in either the records of or a certification from the Corporation's stock transfer agent or reported by the Corporation on the last to be filed of (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

                     j. For purposes of this Section 7 of Division B of this Article Fourth, the term "Person" means any individual, partnership, corporation, association, trust, or other entity (other than the Corporation). Subject to Sections 7(g) and 7(h) of Division B of this Article Fourth, "beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation and the formation or existence of a "group" shall be determined pursuant to Rule 13d- 5(b) under the 1934 Act or any successor regulation, subject to the following qualifications:

                               (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with such other Person, absent affirmative attributes of concerted action; and

                               (ii) any Person acting in his official capacity
                     as a director or officer of the Corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Corporation will not cause such Person to become a member of a group with any other Person.

                     8. CHANGE OF CLASS B SHARES. Each Class B Share (whether or not then issued) shall be changed automatically into one Class A Share upon the earlier to occur of (i) at the time the number of outstanding Class A Shares is less than 10% of the aggregate number of outstanding Class A Shares and Class B Shares; or (ii) upon resolution of the Board of Directors, if as a result of the existence of the Class B Shares, either the Class A Shares or Class B Shares or both are excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in use and are also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") - National Market System and other comparable quotation systems then in use. Upon such change, the total number of Class A Shares the Corporation shall have authority to issue, shall be 150,000,000 and the total number of Class B Shares shall be zero (0) and all references to Class B Shares shall be of no further force or effect. In making the determination in subparagraphs
(i) or (ii), the Board of Directors may conclusively rely on information and documentation available to it, including but not limited to, information or certification from its stock transfer agent, filings made with the Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc., or any other national quotation system. At the time set forth in (i) or (ii) above, the Class B Shares shall be deemed changed automatically into shares of Class A Shares and stock certificates formerly representing Class B Shares shall thereupon and thereafter be deemed to represent a like number of Class A Shares. The determination of the Board of Directors that either (i) or (ii) has occurred shall be conclusive and binding and the change of each Class B Share into one Class A Share shall remain effective regardless of whether (i) or (ii) has occurred in fact.

                     FIFTH:    A Director or officer of the Corporation shall
not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise, nor shall any transaction contract or other act of the Corporation be void or voidable or in any way affected or invalidate by reason of the fact that any Director or officer, or any firm in which such Director or officer is a member, or any corporation of which such Director or officer is a shareholder, Director or officer, is in any way interested in such transaction, contract or other act, provided the fact that such officer, Director, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such transaction, contract or other act shall be taken; nor shall any such Director or officer be accountable or responsible to the Corporation for or in respect of any such transaction, contract or other act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member of any corporation of which he is a shareholder, Director or officer is interested in such transaction, contract or other act; any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote there at to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder Director of officer were not interested in such transaction, contract or other act.

                     SIXTH:    No holder or any class of shares of the
Corporation shall have any pre-emptive or preferential rights to subscribe to or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized and whether unissued or in the treasury, or any obligations convertible into shares of any class of stock of the Corporation, at any time issued or sold, or any rights to subscribe to or purchase any thereof.

                     SEVENTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends, or paid to shareholders, and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time, or from time to time, in the purchase or acquisition of shares of any one class or combination of classes of shares, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the Corporation or any other securities of the Corporation, to such extent or amount and in such manner and upon such price and other terms as the Board of Directors shall deem expedient without regard to the differences among the classes of shares or other securities in price and other terms under which shares may be purchased or in the relative number of shares that may be available for purchase. The Board of Directors hereby is authorized to fix at any time and from time to time the amount of consideration for which the Corporation may issue its shares or any other securities, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class.

                     EIGHTH: Any and every statute of the State of Ohio hereafter enacted whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of the filing of these Articles of Incorporation in the office of the Secretary of State.

                     NINTH: Notwithstanding any provisions of the Ohio Revised Code now or hereafter in force otherwise requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by the Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

                   TENTH:  FAIR PRICE OR 80% VOTE PROVISION

                     1. VOTING REQUIREMENT. Unless both the fair price requirement set forth in Section 2 and the other conditions set forth in
Section 3 have been satisfied, the affirmative vote of the holders of 80% of all outstanding shares of the Corporation entitled to vote in elections of Directors, voting together as a single class, shall be required for the authorization or approval of any of the following transactions:

                     (a) MERGER OR CONSOLIDATION. The merger or consolidation of the Corporation or any of its subsidiaries with or into an Interested Party (as hereinafter defined).

                     (b) DISPOSITION OF ASSETS. The sale, lease, pledge, or other disposition, in one transaction or in a series of transactions from the Corporation or any of its subsidiaries to an Interested Party, or from an Interested Party to the Corporation or any of its subsidiaries, of assets having an aggregate fair market value (as hereinafter defined) of $1,000,000 or more.

                     (c) ISSUANCE OR TRANSFER OF SECURITIES. The issuance, sale, or other transfer, in one transaction or in a series of transactions, by the Corporation or any of its subsidiaries to an Interested Party, or by an Interested Party to the Corporation or any of its subsidiaries, of securities for cash or other consideration having an aggregate fair market value of $1,000,000 or more.

                     (d) LIQUIDATION OR DISSOLUTION. The liquidation or dissolution of the Corporation proposed by an Interested Party.

                     (e) RECLASSIFICATION OR RECAPITALIZATION. The reclassification of securities, recapitalization of the Corporation or other transaction that has the effect of increasing the proportionate share of any class of outstanding securities of the Corporation or any of its subsidiaries beneficially owned (as hereinafter defined) by an Interested Party or of otherwise diluting the position of any shareholder of the Corporation in comparison with the position of an Interested Party.

                     (f) OTHER TRANSACTIONS. Any other transactions or series of transactions that is similar in purpose or effect to those referred to in clauses (a) through (e) of this Section 1.

This voting requirement shall apply even though no vote, or a lesser percentage vote, may be required by law, by any other provision of these Articles of Incorporation or otherwise. The term "business combination", as used in this Article, means any of the transactions referred to in clauses (a) through (f) of this Section 1.
                     2. FAIR PRICE REQUIREMENT. The fair price requirement will be satisfied if the consideration to be received in the business combination by the holders of shares of the Corporation's Common Stock and Serial Preferred Stock, and by the Corporation or any of its subsidiaries, as the case may be, meets the following tests:

                     (a) Amount of Consideration to be Received by Shareholders. If any holder of the shares of the Corporation's Common Stock or Serial Preferred Stock, other than an Interested Party, is to receive consideration in the business combination for any of the shares, the aggregate amount of cash and fair market value of any other consideration to be received per share may not be less than the sum of --

                               (1) the greatest of (i) the highest per share price, including commissions, paid by the Interested Party for any shares of the same class or series during the two-year period ending on the date of the most recent purchase by the Interested Party of any such shares, (ii) the highest sales price reported for shares of the same class or series traded on a national securities exchange or in the over-the-counter market during the one-year period preceding the first public announcement of the proposed business transaction or (iii) in the case of Serial Preferred Stock, the amount of the per share liquidation preference; plus

                               (2) interest on the per share price calculated at the rate of ten percent (10%) per annum, compounded annually from the date the Interested Party first became an Interested Party until the business combination is consummated, less the per share amount of cash dividends payable to holders of record on record dates in the interim, up to the amount of such interest.

For purposes of this clause (a) per share amounts will be adjusted for any stock dividend, stock split or similar transaction.

                     (b) FORM OF CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS. The consideration to be received by holders of shares of the Corporation's Common Stock of Serial Preferred Stock must be in cash or in the same form as was previously paid by the Interested Party for shares of the same class or series; if the Interested Party previously paid for such shares with different forms of consideration, the consideration to be received by the holders of the shares must be in cash or in the same form as was previously paid by the Interested Party for the largest number of shares previously acquired by it. The provisions of this clause (b) are not intended to diminish the aggregate amount of cash and fair market value of any other consideration that any holder of shares of the Corporation's Common Stock or Serial Preferred Stock is otherwise entitled to receive upon the liquidation or dissolution of the Corporation, under the terms of any contract with the Corporation or an Interest Party, or otherwise.

                     (c) CONSIDERATION TO BE RECEIVED BY THE CORPORATION OR ANY OF ITS SUBSIDIARIES. If the Corporation or any of its subsidiaries is to receive consideration in the business combination, the consideration to be received must be fair to the Corporation or its subsidiaries, as determined by the continuing directors (as hereinafter defined).

                     3. OTHER CONDITIONS. The other conditions will be satisfied if, from the time the Interested Party became an Interested Party until the completion of the business combination, each of the following has at all times been and continues to be true:


                     (a) CONTINUING DIRECTORS. The Corporation's Board of Directors has included at least five continuing directors. The term "continuing director," used in this Article, means an individual who
         (i) either was a director of the Corporation at the time the Interested Party became an Interested Party or was subsequently nominated or elected by the other continuing directors and (ii) is not an affiliate or associate (as hereinafter defined) of the Interested Party. All actions required or permitted to be taken by the continuing directors under this Article shall be taken by the unanimous written consent of all continuing directors or by the vote of a majority of the continuing directors at a meeting convened upon such notice as would be required for a meeting of the full Board of Directors.

                     (b) NO ACQUISITION OF ADDITIONAL SHARES. The Interested Party has not become the beneficial owner (as hereinafter defined) of any additional shares of Common Stock or Serial Preferred Stock of the Corporation, except (i) as part of the transaction that resulted in the Interested Party becoming an Interested Party, (ii) upon conversion of securities previously acquired by it or (iii) pursuant to a stock dividend or stock split.

                     (c) NO SPECIAL BENEFITS TO THE INTERESTED SHAREHOLDER. The Interested Party has not received, directly or indirectly, the benefit (except proportionately as a shareholder) of any loan, advance, guaranty, pledge, or other financial assistance, tax credit or deduction or other benefit from the Corporation or any of its subsidiaries.

                     (d) PROXY STATEMENT. A proxy or information statement describing the business combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it (or any subsequent provisions replacing that Act and the rules and regulations under it) has been mailed at least 30 days prior to the completion of the business combination to the holders of all outstanding shares of the Corporation entitled to vote in election of Directors, whether or not shareholder approval of the business combination is required. If deemed advisable by the continuing directors, the proxy or information statement shall contain a recommendation by the continuing directors as to the advisability (or inadvisability) of the business combination and/or an opinion by an investment banking firm, selected by the continuing directors and retained at the expense of the Corporation, as to the fairness (or unfairness) of the business combination to holders of shares of the Corporation's Common Stock or Serial Preferred Stock other than the Interested Party.

                     (e) NO OMISSION OR REDUCTION OF DIVIDENDS. Except to the extent approved by the continuing directors, there has been no (i) failure to pay in full, when and as due, any dividends on the Corporation's Serial Preferred Stock or (ii) failure to pay or reduction in the annual rate of dividends on the shares of the Corporation's Common Stock, whether directly or indirectly through a reclassification, recapitalization or otherwise.

                     (f) NO CHANGE IN BUSINESS OR CAPITAL STRUCTURE. Except to the extent approved by the continuing directors, there has been no material change in (i) the nature of the business conducted by the Corporation and its subsidiaries or (ii) the capital structure of the Corporation, including but not limited to any change in the number of outstanding shares of Common Stock, the number and series of any outstanding shares of Serial Preferred Stock and the types and aggregate principal amount of any outstanding debt securities, except for changes resulting from the exercise of previously issued options, warrants or other rights, the conversion of previously issued shares, the issuance of previously authorized debt securities and the mandatory redemption or retirement of debt securities in accordance with their terms.

                     4.        DEFINITIONS:     As used in this Article TENTH:

                     (a) "AFFILIATE"; "ASSOCIATE". The terms "affiliate" and "associate" have the meanings ascribed to them in Rule 12b- 2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 4, 1984.

                     (b) "BENEFICIAL OWNERSHIP". A person or entity is deemed to "beneficially own" shares if, directly or indirectly through any contract, understanding, arrangement, relationship or otherwise, that person or entity has or shares (i) the power to vote or to dispose, or to direct the voting or disposition, of the shares or (ii) the right to acquire the shares pursuant to any contract or arrangement, upon the exercise of any option, warrant or right, upon the conversion of any other shares, upon revocation of a trust or otherwise. The person or entity is also deemed to "beneficially own" shares that are beneficially owned by affiliates and associates of that person or entity.

                     (c) "BUSINESS COMBINATION". The term "business combination" has the meaning ascribed to it in Section 1 of this Article.

                     (d) "CONTINUING DIRECTORS". The term "continuing directors" has the meaning ascribed to it in clause (a) of Section 3 of this Article.

                     (e) "FAIR MARKET VALUE". The term "fair market value" means (i), in the case of securities listed on a national securities exchange or on the National Association of Securities Dealers, Inc.'s National Market, the highest closing sales price reported during the 30-day period immediately preceding the date in question for securities of the same class or series traded on such exchange or market, or, if such securities are not listed on any exchange or such National Market, the highest closing bid quotation with respect to such securities during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automatic Quotation System or any system then in use, or, if no quotations are available, the value determined by the continuing directors, and (ii) in the case of other securities and of consideration other than securities or cash, the value determined by the continuing directors.

                     (f) "INTERESTED PARTY". The term "Interested Party" means any person or entity that, together with its affiliates and associates, is at the time of, or has been within the two-year period immediately prior to, the consummation of a business combination the beneficial owner of shares having at least 20% of the aggregate voting power of all outstanding shares of the Corporation entitled to vote in elections of Directors. The term "Interested Party," for purposes of the requirements and conditions of this Article, also includes the affiliates and associates of the Interested Party. Notwithstanding the foregoing, the Corporation and its subsidiaries, and any profit-sharing, employee stock ownership, employee pension, or other employee benefit plan of the Corporation or any subsidiary, are not deemed to be "Interested Parties".

                     5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED PARTY. Nothing contained in this Article shall be construed to relieve any Interested Party from any fiduciary obligations imposed by law.

                     6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provision of these Amended Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be required by law, these Amended Articles of Incorporation or the Regulations of the Corporation), the affirmative vote of the holders of 80% of the outstanding shares of the Corporation entitled to vote in elections of Directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Tenth.

                     ELEVENTH:     These Amended Articles supersede the
existing Articles of Incorporation of the Corporation and any and all subsequent amendments thereto.